As filed with the Securities and Exchange Commission on March 29, 2010

Registration Statement No. 333-118491

333-121572

333-138999

333-152807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 to Form S-2 Registration Statement No. 333-118491	POST EFFECTIVE AMENDMENT NO. 2 ON FORM S-3 to Form S-2 Registration Statement No. 333-121572

POST EFFECTIVE AMENDMENT NO. 1 to Form S-3 Registration Statement No. 333-138999	POST EFFECTIVE AMENDMENT NO. 1 to Form S-3 Registration Statement No. 333-152807

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENVIRONMENTAL POWER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1311	75-3117389
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Kessel

President and Chief Executive Officer

Environmental Power Corporation

120 White Plains Road, 6th Floor

Tarrytown, New York 10591

(914) 631-1435

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis Haines Vice President and General Counsel Environmental Power Corporation 120 White Plains Road, 6th Floor Tarrytown, New York 10591 Tel: (914) 631-1435 Fax: (914) 631-1436	Scott Pueschel, P.C. Pierce Atwood LLP One New Hampshire Avenue, Suite 350 Portsmouth, New Hampshire 03801 Tel: (603) 433-6300 Fax: (603) 433-6372

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

TERMINATION OF OFFERING

This Post-Effective Amendment relates to the following Registration Statements originally on Form S-2 or S-3 (collectively, the “Registration Statements”) filed by Environmental Power Corporation (the “Registrant”):

•	Registration No. 333-118491, registering the offering of 1,677,688 shares of common stock to be sold by selling stockholders of which 1,171,023 shares remain unsold;

•	Registration No. 333-121572, registering the offering of 100,000 shares of common stock to be sold by selling stockholders, of which 100,000 shares remain unsold;

•	Registration No. 333-13899, registering the offering of 4,387,360 shares of common stock to be sold by selling stockholders, of which 4,387,360 shares remain unsold; and

•	Registration No. 333-152807, registering the offering of up to $50,000,000 in debt securities to be sold from time to time by the Registrant, of which $45,000,000 remains unsold.

The registrant is filing this Post-Effective Amendment to the Registration Statements solely to deregister any and all securities previously registered under the Registration Statements that remain unsold as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tarrytown, State of New York, on March 29, 2010.

ENVIRONMENTAL POWER CORPORATION

By:	/S/ RICHARD E. KESSEL
Richard E. Kessel
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Environmental Power Corporation, hereby severally constitute and appoint Richard E. Kessel, Michael E. Thomas and Dennis Haines, and each of them singly, our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below the Post-Effective Amendment filed herewith and any and all pre-effective and post-effective amendments to said Post-Effective Amendment and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Environmental Power Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, to said Post-Effective Amendment and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RICHARD E. KESSEL Richard E. Kessel	President, Chief Executive Officer and Director (Principal Executive Officer)	March 29, 2010

/S/ MICHAEL E. THOMAS Michael E. Thomas	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 29, 2010

/S/ JOSEPH E. CRESCI Joseph E. Cresci	Chairman of the Board of Directors	March 29, 2010

/S/ KAMLESH R. TEJWANI Kamlesh R. Tejwani	Vice Chairman of the Board of Directors	March 29, 2010

/S/ ROGER S. BALLENTINE Roger S. Ballentine	Director	March 29, 2010

John R. Cooper	Director

/S/ LON HATAMIYA Lon Hatamiya	Director	March 29, 2010

/S/ STEVEN KESSNER Steven Kessner	Director	March 29, 2010

August Schumacher, Jr.	Director

Robert I. Weisberg	Director